Exhibit 10.1

May 4, 2023

Nick Laccona

Re: Separation Agreement

Dear Nick:

The purpose of this letter agreement (this “Agreement”) is to set forth the terms of your separation from Bellerophon Therapeutics (the “Company”). Payment of the Separation Benefits described below is contingent on your agreement to and compliance with the terms of this Agreement.

1.

Separation of Employment.  As of May 5, 2023, you will no longer serve as the Company’s Principal Financial & Accounting Officer and Secretary.  Beginning May 5, 2023, you will serve as a senior advisor to the Company and your employment with the Company will terminate on May 15, 2023, (the “Separation Date”).  The period from the date of this Agreement through the Separation Date is referred to as the “Transition Period”, during which you will continue to be employed by the Company “at-will.”  During the Transition Period, you will perform such transition duties as may be reasonably requested by the Company.  You will also continue to receive your base salary in accordance with the Company’s regular payroll practices, less all relevant taxes and other withholdings, continue to vest in any options to purchase shares of the Company’s Common Stock under the Company’s 2015 Equity Incentive Plan (the “Plan”)  and continue to participate in all employee benefit plans of the Company in which you are currently participating (subject to the terms and conditions of such plans, which may be modified, amended or terminated in the Company’s sole discretion).  You further acknowledge and agree that from and after the Separation Date, you have not and shall not represent yourself as an employee or agent of the Company.  You acknowledge and agree that should you engage in conduct constituting Cause (as defined below) during the Transition Period, the Company may accelerate the Separation Date to a date the Company selects in its sole discretion.  For purposes of this Agreement, “Cause” means your failure to  (i) act in good faith in preparing the Company’s Quarterly Report on Form 10-Q and the financial statements for the three months ended March 31, 2023 included herein and (ii) take any actions reasonably requested by the Company or the Company’s auditors in connection therewith.

2.

Separation Benefits.  In exchange for the promises and release of claims contained herein, and provided that: (i) you have not been terminated for Cause before the Separation Date; and (ii) no sooner than the Separation Date but not later than seven (7) days after the Separation Date, you execute the Supplemental Release of Claims set forth as Exhibit A (the “Supplemental Release”), the Company shall provide you with the following (the “Separation Benefits”):

(a)	Separation Pay. A lump-sum payment in the amount of $30,000, such amount representing the accrued amount of your 2022 bonus, less all applicable federal, state, local and other legally required or authorized deductions, payable on the Company’s first regularly scheduled payroll date following the Supplemental Release Execution Date (as defined in the Supplemental Release attached to this Agreement as Exhibit A).; and

(b)	Equity. You were granted an option (the “Option”) to purchase 50,000 shares of the Company’s common stock pursuant to the terms of your Option Agreement dated February 10, 2023 (the “Option Agreement”) and the terms of the Plan,. The Option will remain outstanding, in accordance with the terms of the Plan, until February 10, 2033 and will become exercisable for 12,500 shares on February 10, 2024, and the remaining 37,500 shares will be forfeited.

You acknowledge that except for the Separation Benefits, payment for accrued paid time off (PTO) and your final wages (which shall be paid to you on the first regularly scheduled payroll date following the Separation Date), you are not now and shall not in the future be entitled to any other compensation from the Company including, without limitation, other wages, commissions, bonuses, vacation pay, holiday pay, paid time off or any other form of compensation or benefit.  You acknowledge that you have no right to acquire any further stock options, common stock, equity or other interest in the Company under the Option Agreement and/or the Plan and you shall not in the future have any right to acquire any equity or other interest in the Company.  You agree that the Separation Benefits are something of value and that you are not already entitled to payment of this additional compensation.

4.

COBRA Benefits.  Regardless of whether you sign the Agreement, you shall have the right to elect to continue your medical and dental benefits pursuant to the terms and conditions of COBRA. Your eligibility for benefits under COBRA, the amount of such benefits, and the terms and conditions of such benefits, shall be determined by COBRA statutory and regulatory guidelines.

5.

Unemployment Benefits.   By virtue of your separation of employment, you shall be entitled to apply for unemployment benefits. The determination of your eligibility for such benefits (and the amount of benefits to which you may be entitled) shall be made by the appropriate state agency pursuant to applicable state law.  The Company agrees that it shall not contest any claim for unemployment benefits by you.  The Company, of course, shall not be required to falsify any information.

6.	Return of Property, Confidentiality, Non-Disparagement, and Related Matters. You expressly acknowledge and agree to the following:
(a)	You have returned to the Company all Company documents (and any copies, duplicates, or replicas thereof), and property, including, without limitation, the laptop computer that was provided to you by the Company during your employment, and that you will abide by any and all common law and/or statutory obligations relating to protection and non-disclosure of the Company’s trade secrets and/or confidential and proprietary documents and information.
(b)	In the event that you receive an order, subpoena, request, or demand for disclosure of the Company’s trade secrets and/or confidential and proprietary documents and information from any court or governmental agency, or from a party to any litigation or administrative proceeding, you shall as soon as reasonably possible and prior to disclosure notify the Company of same, in order to provide the Company with the opportunity to assert its respective interests in addressing or opposing such order, subpoena, request, or demand.
(c)	You agree that all information relating in any way to this Agreement, including the terms and amount of financial consideration provided for in this Agreement, shall be held confidential by you and shall not be publicized or disclosed to any person (other than an immediate family member, legal counsel or financial advisor, provided that any such individual to whom disclosure is made agrees to be bound by these confidentiality obligations), business entity or government agency (except as mandated by state or federal law).
(d)	You previously executed the Option Agreement which includes a Confidentiality and Noncompetition Agreement attached as Exhibit A thereto (the “Confidentiality Agreement”) and signed the Bellerophon Employee Handbook. You shall honor and abide by the terms and provisions of the Confidentiality Agreement and Employee Handbook, which shall survive the termination of your employment with the Company.
(e)	You represent and agree that you have not made, and will not make, any statements that are disparaging about, or adverse to, the interests or business of the Company (including its officers, directors, employees, and direct or indirect shareholders) including, without limitation, any statements that disparage any person, product, service, finances, financial condition, capability or any other aspect of the business of the Company (including its officers, directors, employees, and direct or indirect shareholders).
(f)	Your breach of any of the foregoing covenants by you shall constitute a material breach of this Agreement and shall relieve the Company of any further obligations hereunder and, in addition to any other legal or equitable remedy available to the Company, shall entitle the Company to recover any Separation Benefits already paid to you pursuant to Section 3 of this Agreement.
(g)	Notwithstanding the foregoing, nothing in this Section 6 prohibits or otherwise restricts you from the following: (i) initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by a Governmental Agency, including without limitation, with respect to any unfair labor practice charge; (ii) making any disclosures mandated by state or federal law, or participating in an investigation with a Governmental Agency, or providing documents or information to a Governmental Agency, if requested by the agency to do so (iii) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which you may be entitled; (iv) discussing or disclosing information about unlawful acts in or related to the workplace, including, but not limited to discrimination, harassment, sexual assault, and retaliation, wage and hour violations, conduct that is against a clear mandate of public policy, or any other conduct you have reason to believe is unlawful; (v) engaging in protected activities under Section 7 of the National Labor Relations Act (“NLRA”), including filing unfair labor practice charges, assisting Company employees in filing unfair labor practice charges, discussing the improvement of terms and conditions of employment (including regarding the terms of this Agreement) with former and current Company employees or union representatives or other third parties for the purpose of engaging in concerted activity under Section 7 of the NLRA; or (vi) making any necessary disclosures as otherwise required by law.

7.Your Release of Claims.

(a)

You hereby agree and acknowledge that by signing this Agreement and accepting the Separation Benefits, and for other good and valuable consideration provided for in this Agreement, you are waiving and releasing your right to assert any form of legal claim against the Company1/ whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the date you sign this Agreement (the “Execution Date”).  Your waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as “Claims”) against the Company seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against the Company, for any alleged action, inaction or circumstance existing or arising through the Execution Date. Without limiting the generality of the foregoing, you specifically waive and release the Company from any waivable claim arising from or related to your employment relationship with the Company through the Execution Date including, without limitation:

(i)

Claims under any New Jersey (or any other state) or federal discrimination, fair employment practices, or other employment related statute, regulation or executive order (as amended through the Execution Date), including but not limited to the Age Discrimination in Employment Act and Older Workers Benefit Protection Act (29 U.S.C. § 621 et seq.), the Civil Rights Acts of 1866 and 1871 and Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991 (42 U.S.C. § 2000e et seq.), the Equal Pay Act (29 U.S.C. § 201 et seq.), the Genetic Information Non-Discrimination Act (42 U.S.C. §2000ff et seq.), the Uniformed Services Employment and Reemployment Rights Act of 1994 (38 U.S.C. § 4301 et seq.), the Equal Pay Act (29 U.S.C. § 201 et seq.), the Lily Ledbetter Fair Pay Act, the Americans with Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), the Rehabilitation Act of 1973, the New Jersey Law Against Discrimination and any similar New Jersey or other state or federal statute.

(ii)

Claims under any New Jersey (or any other state) or federal employment related statute, regulation or executive order (as amended through the Execution Date) relating to wages, hours or any other terms and conditions of employment, including but not limited to the Fair Labor Standards Act (29 U.S.C. § 201 et seq.), the National Labor Relations Act (29 U.S.C. § 151 et seq.), the Family and Medical Leave Act (29 U.S.C. §2601 et seq.), the Employee Retirement Income Security Act of 1974 (29 U.S.C. § 1000 et seq.), COBRA (29 U.S.C. § 1161 et seq.), the Worker Adjustment and Retraining Notification Act (29 U.S.C. § 2101 et seq.), the New Jersey Family Leave Act, the New Jersey Wage Payment Law, the New Jersey Wage and Hour Law, the New Jersey Equal Pay Act, the New Jersey Security and Financial Empowerment Act, the New Jersey Opportunity to Compete Act, the New Jersey Family Leave Insurance provisions of the New Jersey Temporary Disability Benefits Law, the New Jersey Earned Sick Leave Law, the New Jersey WARN Act, retaliation claims under the New Jersey Workers’ Compensation Law, and any similar New Jersey or other state or federal statute, and specifically including Claims related to salary, overtime, commissions, vacation pay, holiday pay, sick leave pay, dismissal pay, bonus pay, severance pay, or retaliation. Please note that this Section 7 specifically includes a waiver and release of Claims that Employee has or may have regarding payments or amounts covered by these statutes, regulations or orders (including, for instance, hourly wages, salary, overtime, minimum wages, commissions, vacation pay, holiday pay, sick leave pay, dismissal pay, bonus pay or severance pay), as well as Claims for retaliation under these statutes, regulations or orders.

(iii)

Claims under any New Jersey (or any other state) or federal common law theory, including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, termination in violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, promissory estoppel, fraudulent inducement, invasion of privacy, misrepresentation, deceit, fraud or negligence or any claim to attorneys’ fees under any applicable statute or common law theory of recovery.

1/For purposes of this Section 7, the “Company” means Bellerophon Therapeutics and its  current and former divisions, affiliates, parents, subsidiaries and related entities, and its and their respective current and former insurers, owners, shareholders, partners, directors, officers, employees, trustees, agents, successors and assigns.

(iv)

Claims under any New Jersey (or any other state) or federal statute, regulation or executive order (as amended through the Execution Date) relating to whistleblower protections, violation of public policy, or any other form of retaliation or wrongful termination, including but not limited to the Sarbanes-Oxley Act of 2002, the New Jersey Conscientious Employee Protection Act, and any similar New Jersey or other state or federal statute.

(v)

Claims under any the Company employment, compensation, bonus, benefit, stock option, incentive compensation, restricted stock, and/or equity plan, program, policy, practice or agreement, including, without limitation, the Option Agreement and the Plan.

(vi)	Any other Claim arising under other local, state or federal law.
(b)	Notwithstanding the foregoing, this Section 7 does not:
(i)	Release the Company from any obligation expressly set forth in this Agreement.
(ii)	Waive or release any legal claims which you may not waive or release by law, including obligations under workers’ compensation laws.
(iii)

Prohibit you from (i) filing a charge with, or participating in or assisting with an investigation or proceeding conducted by, any governmental, regulatory and/or administrative entity or agency (including the Securities Exchange Commission, the Equal Employment Opportunity Commission, and/or OSHA); (ii) filing and, including as provided for under Section 21F of the Securities Exchange Act of 1934 (and Regulation 21F thereunder), maintaining the confidentiality of, a claim with a governmental, regulatory and/or administrative entity or agency that is responsible for enforcing a law; or (iii) providing truthful information to a governmental, regulatory and/or administrative entity or agency, or court, in response to compulsory legal process or as otherwise required by law or legal process or as permitted by Section 21F of the Securities Exchange Act of 1934 (or Regulation 21F thereunder); provided, however, you waive the right to recover any personal damages or other personal relief based on any claim, cause of action, demand, lawsuit or similar that is waived pursuant to this Agreement and brought by you or on your behalf by any third party, including as a member of any class or collective action, except that you do not waive any right to receive and fully retain any monetary award from a government-administered whistleblower award program for providing information to a government agency, including but not limited to damages or relief that may be available to Employee pursuant to such a program under the Securities Exchange Act of 1934.

(c)

You acknowledge and agree that any obligation of the Company to provide you with the Separation Benefits under this Agreement and any other consideration set forth in this Agreement is expressly conditioned on your execution of this Agreement within seven (7) days of the date the Company provides you with this Agreement and your execution of the Supplemental Release no earlier than the Separation Date but no later than seven (7) days after the Separation Date.

9.

Waiver of Employment.  You hereby waive and release forever any right or rights you may have to employment with the Company and any affiliate thereof at any time in the future, and agree not to seek or make application for employment with the Company or any affiliate thereof.

10.

Reference Requests.  To the extent the Company receives any reference request for you from a prospective employer, the Company shall only provide dates of employment and last position held, and shall not otherwise characterize or discuss the nature of or circumstances surrounding your separation from employment from the Company.

11.

Modification; Waiver; Severability.  No variations or modifications hereof shall be deemed valid unless reduced to writing and signed by the parties hereto. The failure of the Company to seek enforcement of any provision of this Agreement in any instance or for any period of time shall not be construed as a waiver of such provision or of the Company’s right to seek enforcement of such provision in the future.  The provisions of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining provisions shall be enforced in full.

12.

Choice of Law and Venue; Jury Waiver.   This Agreement shall be deemed to have been made in New Jersey and shall be governed by and construed in accordance with the laws of New Jersey, without giving effect to conflict of law principles.  You agree that any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to its breach, shall be commenced in New Jersey in a court of competent jurisdiction, and you further acknowledge that venue for such actions shall lie exclusively in New Jersey.

13.

Entire Agreement. You acknowledge and agree that, other than the Confidentiality Agreement, which is expressly incorporated herein by reference and stated as surviving the signing of this Agreement, this Agreement supersedes any and all prior or contemporaneous oral and written agreements between you and the Company, including the Offer Letter dated July 21, 2020, and sets forth the entire agreement between you and the Company.

This Agreement may be signed in one or more copies, each of which when signed shall be deemed to be an original, and all of which together shall constitute one and the same Agreement.  If the foregoing correctly sets forth our understanding, please sign, date and return the enclosed copy of this Agreement to Naseem Amin.

Sincerely,

BELLEROPHON THERAPEUTICS

By: /s/ Naseem Amin
Naseem Amin

Chairman of the Board of Directors
Date: 05/04/2023

Agreed and Acknowledged:

Nick Laccona

/s/ Nicholas Laccona

Date: 05/04/2023

EXHIBIT A

SUPPLEMENTAL RELEASE

INSTRUCTION: DO NOT EXECUTE ANY EARLIER THAN THE SEPARATION DATE

In consideration of the benefits and covenants set forth in the Separation Agreement (the “Agreement”) you entered into with Bellerophon Therapeutics (the “Company”), and more particularly the Separation Benefits set forth in Section 3 of the Agreement, and for other good and valuable consideration, you, Nick Laccona on behalf of yourself and your heirs, executors, administrators, successors and assigns, hereby agree and acknowledge as follows:

1.	Your Supplemental Release of Claims
a.	You hereby agree and acknowledge that by signing this Supplemental Release and accepting the Separation Benefits set forth in Section 3 of the Agreement, and for other good and valuable consideration provided for in the Agreement, you are waiving and releasing your right to assert any form of legal claim against the Company2/ whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the date you sign this Supplemental Release (the “Supplemental Release Execution Date”). Your waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as “Claims”) against the Company seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against the Company, for any alleged action, inaction or circumstance existing or arising through the Supplemental Release Execution Date. Without limiting the generality of the foregoing, you specifically waive and release the Company from any waivable claim arising from or related to your employment relationship with the Company through the Supplemental Release Execution Date including, without limitation:
(a)	Claims under any New Jersey (or any other state) or federal discrimination, fair employment practices, or other employment related statute, regulation or executive order (as amended through the Execution Date), including but not limited to the Age Discrimination in Employment Act and Older Workers Benefit Protection Act (29 U.S.C. § 621 et seq.), the Civil Rights Acts of 1866 and 1871 and Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991 (42 U.S.C. § 2000e et seq.), the Equal Pay Act (29 U.S.C. § 201 et seq.), the Genetic Information Non-Discrimination Act (42 U.S.C. §2000ff et seq.), the Uniformed Services Employment and Reemployment Rights Act of 1994 (38 U.S.C. § 4301 et seq.), the Equal Pay Act (29 U.S.C. § 201 et seq.), the Lily Ledbetter Fair Pay Act, the Americans with Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), the Rehabilitation Act of 1973, the New Jersey Law Against Discrimination, and any similar New Jersey or other state or federal statute.
(ii)

Claims under any New Jersey (or any other state) or federal employment related statute, regulation or executive order (as amended through the Execution Date) relating to wages, hours or any other terms and conditions of employment, including but not limited to the Fair Labor Standards Act (29 U.S.C. § 201 et seq.), the National Labor Relations Act (29 U.S.C. § 151 et seq.), the Family and Medical Leave Act (29 U.S.C. §2601 et seq.), the Employee Retirement Income Security Act of 1974 (29 U.S.C. § 1000 et seq.), COBRA (29 U.S.C. § 1161 et seq.), the Worker Adjustment and Retraining Notification Act (29 U.S.C. § 2101 et seq.), the New Jersey Family Leave Act, the New Jersey Wage Payment Law, the New Jersey Wage and Hour Law, the New Jersey Equal Pay Act, the New Jersey Security and Financial Empowerment Act, the New Jersey Opportunity to Compete Act, the New Jersey Family Leave Insurance provisions of the New Jersey Temporary Disability Benefits Law, the New Jersey Earned Sick Leave Law, the New Jersey WARN Act, retaliation claims under the New Jersey Workers’ Compensation Law, and any similar, New Jersey or other state or federal statute, and specifically including Claims related to salary, overtime, commissions, vacation pay, holiday pay, sick leave pay, dismissal pay, bonus pay, severance pay, or retaliation. Please note that this Section specifically includes a waiver and release of Claims that Employee has or may have

2/For purposes of this Section 7, the “Company” means Bellerophon Therapeutics and its  current and former divisions, affiliates, parents, subsidiaries and related entities, and its and their respective current and former insurers, owners, shareholders, partners, directors, officers, employees, trustees, agents, successors and assigns.

regarding payments or amounts covered by these statutes, regulations or orders (including, for instance, hourly wages, salary, overtime, minimum wages, commissions, vacation pay, holiday pay, sick leave pay, dismissal pay, bonus pay or severance pay), as well as Claims for retaliation under these statutes, regulations or orders.

(iii)

Claims under any New Jersey (or any other state) or federal common law theory, including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, termination in violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, promissory estoppel, fraudulent inducement, invasion of privacy, misrepresentation, deceit, fraud or negligence or any claim to attorneys’ fees under any applicable statute or common law theory of recovery.

(iv)

Claims under any New Jersey (or any other state) or federal statute, regulation or executive order (as amended through the Execution Date) relating to whistleblower protections, violation of public policy, or any other form of retaliation or wrongful termination, including but not limited to the Sarbanes-Oxley Act of 2002, the New Jersey Conscientious Employee Protection Act, and any similar New Jersey or other state or federal statute.

(v)

Claims under any the Company employment, compensation, bonus, benefit, stock option, incentive compensation, restricted stock, and/or equity plan, program, policy, practice or agreement, including, without limitation, the Option Agreement  and the Plan.

(vi)	Any other Claim arising under other local, state or federal law.
b.	Notwithstanding the foregoing, this Supplemental Release does not:

i.	Release the Company from any obligation expressly set forth in the Agreement.

ii.	Waive or release any legal claims which you may not waive or release by law, including obligations under workers’ compensation laws.

iii.	Prohibit you from (i) filing a charge with, or participating in or assisting with an investigation or proceeding conducted by, any governmental, regulatory and/or administrative entity or agency (including the Securities Exchange Commission, the Equal Employment Opportunity Commission, and/or OSHA); (ii) filing and, including as provided for under Section 21F of the Securities Exchange Act of 1934 (and Regulation 21F thereunder), maintaining the confidentiality of, a claim with a governmental, regulatory and/or administrative entity or agency that is responsible for enforcing a law; or (iii) providing truthful information to a governmental, regulatory and/or administrative entity or agency, or court, in response to compulsory legal process or as otherwise required by law or legal process or as permitted by Section 21F of the Securities Exchange Act of 1934 (or Regulation 21F thereunder); provided, however, you waive the right to recover any personal damages or other personal relief based on any claim, cause of action, demand, lawsuit or similar that is waived pursuant to the Agreement or Supplemental Release and brought by you or on your behalf by any third party, including as a member of any class or collective action, except that you do not waive any right to receive and fully retain any monetary award from a government-administered whistleblower award program for providing information to a government agency, including but not limited to damages or relief that may be available to Employee pursuant to such a program under the Securities Exchange Act of 1934.

c.	You acknowledge and agree that any obligation of the Company to provide you with the Separation Benefits under the Agreement and any other consideration set forth in the Agreement is expressly conditioned on your execution of this Supplemental Release.

2.

It is the Company’s desire and intent to make certain that you fully understand the provisions and effects of this Agreement.  To that end, you have been encouraged and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Supplemental Release.  The Company also is providing you with seven (7) days in which to consider and accept the terms of this Supplemental Release by signing below and returning it to Naseem Amin.   You understand that the benefits owed under Section 2 of the Agreement will only be made after you execute this Supplemental Release (i.e., upon the Supplemental Release Execution Date).

Confirmed and Agreed:

Signature

Print Name:

Dated: